Cuisine Solutions, Inc. Announces Second Quarter FY2009 Results
Wednesday January 21, 6:20 pm ET
Military Sales Up 63 Percent; Workforce Streamlined

ALEXANDRIA, Va., Jan. 21, 2009 (GLOBE NEWSWIRE) -- Cuisine Solutions, Inc. (NYSE Alternext:FZN), a leading premium, fully-cooked, frozen food manufacturer, today announced results for the second quarter ended December 13, 2008. For the second quarter of fiscal year 2009 our net sales from products were $19,471,000, down 18.0% over prior fiscal year second quarter of $23,738,000. The only channel with growth in second quarter product sales was Military with a 63.1% increase compared to the same period in fiscal 2008. Net income for the second quarter of fiscal year 2009 decreased by 31.1% to $155,000 compared to second quarter of fiscal year 2008 income of $225,000 due primarily to reduced gross margins on reduced sales, partially offset by reduced expenses in research and development, selling and marketing and general and administrative expenses. Net income per share basic and diluted remained the same at $0.01 per share in the second quarter of fiscal 2009 and 2008. For the second quarter of fiscal year 2009, net sales from services were $218,000 as a result of the recent acquisition of CREA and other fee based training programs. The Company has reduced staffing, primarily in the U.S., as a result of the downturn in its business and the effects of the current economic environment. This reduction in workforce was implemented primarily after the end of the second quarter and the Company expects these reductions to result in cost savings of approximately $2,000,000 annually. There were few upfront costs related to this workforce reduction.

''We believe the gains in our Military channel continue to demonstrate the advantages of our diversification strategy,'' remarked Cuisine Solutions' CEO and President, Stanislas Vilgrain. ``While sales in our other channels were down, the military's continued appreciation for our high quality and safety helped us greatly in the quarter.''

''On the positive side, we believe our R&D pipeline is very strong with future launches of new products and partnerships'', continued Vilgrain. ``The interest in what we do continues to grow, especially after the release of Thomas Keller's best selling cookbook 'Under Pressure'. Chef Keller was trained in sous-vide by our chief scientist Bruno Goussault. Additionally, the Company was able to take advantage of current market conditions and began its previously announced stock buy back program. Overall, our confidence in the future growth of the Company remains firm and our balance sheet is strong.''

NET PRODUCT SALES FOR THE SECOND QUARTER ENDED:
                                    December 13,  December 15,    %
By Geographic Region                   2008          2007      change
                                    ----------------------------------
USA Sales                          $ 12,126,000  $ 15,692,000  -22.7%
Europe Sales                          6,720,000     7,766,000  -13.5%
Rest of World Sales                     625,000       280,000  123.2%
                                    --------------------------
Net Product Sales                  $ 19,471,000  $ 23,738,000  -18.0%
                                    ==========================

                                    December 13,  December 15,    %
By Channel                             2008          2007      change
                                    ----------------------------------
On Board Services                  $  3,896,000  $  6,358,000  -38.7%
Food Service                          3,330,000     3,999,000  -16.7%
Retail                                6,088,000     8,069,000  -24.5%
Military                              5,036,000     3,087,000   63.1%
National Restaurant Chains            1,121,000     2,225,000  -49.6%
                                    --------------------------
Net Product Sales                  $ 19,471,000  $ 23,738,000  -18.0%
                                    ==========================

                        CUISINE SOLUTIONS, INC.
             CONDENSED CONSOLIDATED STATEMENTS OF INCOME
                             (Unaudited)

                       Twelve Weeks Ended      Twenty-four Weeks Ended
                    ------------------------  ------------------------
                    December 13, December 15, December 13, December 15,
                        2008         2007         2008         2007
                    -----------  -----------  -----------  -----------
Revenues
  Products sales,
   net              $19,471,000  $23,738,000  $37,744,000  $41,218,000
  Services revenue      218,000           --      306,000           --
                    -----------  -----------  -----------  -----------
   Total revenue     19,689,000   23,738,000   38,050,000   41,218,000
Cost of revenue
  Products           15,670,000   18,934,000   29,969,000   32,867,000
  Services              176,000           --      277,000           --
                    -----------  -----------  -----------  -----------
   Total cost of
    revenue          15,846,000   18,934,000   30,246,000   32,867,000
                    -----------  -----------  -----------  -----------
Gross margin         3,843,000    4,804,000    7,804,000    8,351,000

  Research and
   development          239,000      263,000      463,000      499,000
  Selling and
   marketing          2,013,000    2,314,000    3,686,000    3,849,000
  General and
   administrative     1,275,000    1,775,000    3,025,000    3,475,000
                    -----------  -----------  -----------  -----------
Income before
  non-operating
  expense, minority
  interest and
  income taxes          316,000      452,000      630,000      528,000

Non-operating
  income (expense)
  Interest expense      (73,000)    (101,000)    (148,000)    (182,000)
  Other (expense)
   income, net           12,000       27,000       (2,000)      43,000
                    -----------  -----------  -----------  -----------
Total non-operating
  expense               (61,000)     (74,000)    (150,000)    (139,000)

Minority interest        4,000           --        4,000           --

Income before
  income taxes          259,000      378,000      484,000      389,000
  Provision for
   income tax
   expense             (104,000)    (153,000)    (194,000)    (157,000)
                    -----------  -----------  -----------  -----------

NET INCOME          $   155,000  $   225,000  $   290,000  $   232,000
                    ===========  ===========  ===========  ===========

Net income per
  common share
   Basic            $      0.01  $      0.01  $      0.02  $      0.01
   Diluted          $      0.01  $      0.01  $      0.02  $      0.01

Weighted average
  shares outstanding
  -basic             17,551,134   16,693,091   17,524,187   16,678,523
Common stock
  equivalents           553,606    1,719,076      631,920    1,747,497
                    -----------  -----------  -----------  -----------
Weighted average
  shares outstanding
  -diluted           18,104,740   18,412,167   18,156,107   18,426,020
                    ===========  ===========  ===========  ===========

                       CUISINE SOLUTIONS, INC.
                CONDENSED CONSOLIDATED BALANCE SHEETS
                             (Unaudited)
                                            December 13,    June 28,
                                                2008          2008
                                            ------------  ------------
ASSETS
Current assets
  Cash and cash equivalents                 $    796,000  $  1,016,000
  Trade accounts receivable, net               8,054,000     8,264,000
  Inventory, net                              10,298,000    11,322,000
  Prepaid expenses                               764,000       482,000
  Deferred tax assets                            449,000       801,000
  Other current assets                           468,000       458,000
                                            ------------  ------------
   TOTAL CURRENT ASSETS                       20,829,000    22,343,000

Fixed assets, net                             12,807,000    14,012,000
Deferred tax assets, net                       5,065,000     5,002,000
Investments, non-current                         375,000       375,000
Restricted cash                                  162,000       130,000
Other assets                                     100,000        86,000
                                            ------------  ------------
  TOTAL ASSETS                              $ 39,338,000  $ 41,948,000
                                            ============  ============

LIABILITIES, MINORITY INTEREST AND
  STOCKHOLDERS' EQUITY
Current liabilities
  Accounts payable and accrued expenses     $  6,253,000  $  6,357,000
  Line-of-credit                                 625,000     1,049,000
  Accrued payroll and related liabilities      1,628,000     2,389,000
  Current portion of long-term debt              953,000       906,000
                                            ------------  ------------
   TOTAL CURRENT LIABILITIES                   9,459,000    10,701,000

Long-term debt, less current portion           4,471,000     5,689,000
Asset retirement obligation                      601,000       601,000
Deferred rent                                    180,000       170,000
                                            ------------  ------------
  TOTAL LIABILITIES                           14,711,000    17,161,000

Minority interest                                63,000            --

STOCKHOLDERS' EQUITY
Preferred Stock - $0.01 par value,
  2,000,000 shares authorized, none issued
Common Stock - $0.01 par value, 38,000,000
  shares authorized, 17,554,194 and
  17,449,194 shares issued at December 13,
  2008 and June 28, 2008, respectively           176,000       174,000
Additional paid-in capital                    29,347,000    28,946,000
Treasury stock, at cost 22,500 and 0 shares
  at December 13, 2008 and June 28, 2008,
  respectively                                   (17,000)           --
Accumulated deficit                           (6,068,000)   (6,358,000)
Accumulated other comprehensive income:
  Cumulative translation adjustment            1,126,000     2,025,000
                                            ------------  ------------
  TOTAL STOCKHOLDERS' EQUITY                  24,564,000    24,787,000
                                            ------------  ------------
   TOTAL LIABILITIES, MINORITY INTEREST AND
    STOCKHOLDERS' EQUITY                    $ 39,338,000  $ 41,948,000
                                            ============  ============

This news release contains forward looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended and Section 21E of the Securities Exchange Act of 1934, as amended. Words such as "expect," "believe," and "intend," and similar expressions are intended to identify forward-looking statements. Achievement of projected or implied future results, including, without limitation, is subject to numerous risks and uncertainties -- including, without limitation, the risks and uncertainties discussed in the Company's filings with the Securities and Exchange Commission -- and the possibility of inaccurate assumptions that could cause actual results to vary materially from the results expressed or implied in this presentation. Among these risks and uncertainties are the Company's assumptions related to the performance of certain aspects of its business upon which its future financial results may be materially reliant, including, without limitation, assumptions regarding the duration and severity of the current economic conditions and the impact on consumer demand and spending and demand for our products, the launch of new products and partnerships, projected sales generated by its military, retail, onboard services, food service, national restaurant chain channels and our training centers, the future growth of the company and market, industry or regulatory changes. Material changes in any of these or other financial factors may cause actual results to differ materially from any projections made herein. In addition, except as required by law, the Company does not undertake and does not intend to update any forward-looking statement that it may make in this presentation or in any other context, from time to time.

Contact:

          Cuisine Solutions, Inc., Alexandria
          Ronald Zilkowski
          703-270-2900